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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Waban Inc., of our report dated February 25, 1997, except as to the information presented in Note A, for which the date is April 18, 1997, on our audits of the combined financial statements of BJ's Wholesale Club, Inc. as of January 25, 1997 and January 27, 1996, and for the three years ended January 25, 1997, January 27, 1996 and January 28, 1995.

                                      /s/ COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
July 10, 1997